SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 28, 2004

Inverness Medical Innovations, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable
(Former name or former address, if changed since last report)

ITEM 9.  REGULATION FD DISCOSURE

As we previously announced, in October 2003, in connection with an informal inquiry received from the SEC’s Division of Enforcement, we met with two representatives of the SEC’s Boston office to respond to questions regarding Ernst & Young LLP’s resignation and certain of the accounting and financial matters that we discussed with the SEC earlier in 2003 after filing our Current Report on Form 8-K, event date April 11, 2003, to disclose Ernst & Young’s resignation. We responded fully to the staff’s request for information. On January 28, 2004, in connection with its ongoing informal investigation, we received a request from the staff for some additional factual information as a follow-up to our prior response.  We intend to respond fully to this request for additional information.  However, we cannot predict whether the SEC will seek additional information or what the outcome of the informal investigation will be.

The information in this Current Report on Form 8-K is to be considered “filed” under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

	BY:	/s/ Jay McNamara
Jay McNamara Associate General Counsel & Assistant Secretary

Dated: January 30, 2004